Exhibit 99.1

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AQUA AMERICA, INC.
EMPLOYEES 401(k) SAVINGS PLAN AND TRUST

Financial Statements and Supplemental Schedules
December 31, 2003 and 2002

(With Independent Auditors’ Reports Thereon)

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AQUA AMERICA, INC.
EMPLOYEES 401 (k) SAVINGS PLAN AND TRUST

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AQUA AMERICA, INC.
EMPLOYEES 401 (k) SAVINGS PLAN AND TRUST

Report of Independent Registered Public Accounting Firm

To the Administrators
Aqua America, Inc. Employees 401(k) Savings Plan and Trust
Bryn Mawr, Pennsylvania

     We have audited the accompanying statement of net assets available for benefits of the Aqua America, Inc. Employees 401(k) Savings Plan and Trust (formerly Consumers Water Company Employees’ 401(k) Savings Plan and Trust) as of December 31, 2003, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Aqua America, Inc. Employees 401(k) Savings Plan and Trust as of December 31, 2003, and the changes in net assets available for benefits for the year then ended in conformity with accounting principles generally accepted in the United States of America.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of assets (held at end of year) and reportable transactions as of and for the year ended December 31, 2003 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan’s management. The supplementary schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/BEARD MILLER COMPANY LLP

Reading, Pennsylvania
June 4, 2004

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AQUA AMERICA, INC.
EMPLOYEES 401 (k) SAVINGS PLAN AND TRUST

Report of Independent Registered Public Accounting Firm

To the Participants and Administrator of
Aqua America, Inc. Employees 401(k) Savings Plan and Trust

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Aqua America, Inc. Employees 401(k) Savings Plan and Trust (the “Plan”) (formerly Consumers Water Company Employees’ 401(k) Savings Plan and Trust) at December 31, 2002, and the changes in net assets available for benefits for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/S/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 6, 2003

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AQUA AMERICA, INC.
EMPLOYEES 401 (k) SAVINGS PLAN AND TRUST

Statements of Net Assets Available for Benefits
December 31, 2003 and 2002

	2003	2002

Investments, at fair value	$35,617,809	$28,163,913

Cash and cash equivalents	6,317	6,253

Receivables:
Employer contributions	2,902	—
Participants' contributions	51,177	—

Net assets available for benefits	$35,678,205	$28,170,166

See accompanying notes to financial statements.

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AQUA AMERICA, INC.
EMPLOYEES 401 (k) SAVINGS PLAN AND TRUST

Statements of Changes in Net Assets Available for Benefits
Years Ended December 31, 2003 and 2002

	2003	2002
Additions:

Investment income:
Interest & Dividends	$647,568	$664,854
Net appreciation (depreciation) in fair value of investments	7,091,086	(3,704,814)

Total investment income (loss)	7,738,654	(3,039,960)

Contributions:
Employer	309,096	315,695
Participants	1,520,600	1,563,528

Total contributions	1,829,696	1,879,223

Total additions	9,568,350	(1,160,737)

Deductions:
Benefits paid to participants	2,057,548	912,474
Administrative expenses	2,763	3,041

Net increase (decrease)	7,508,039	(2,076,252)

Net assets available for benefits:
Beginning of year	28,170,166	30,246,418

End of year	$35,678,205	$28,170,166

See accompanying notes to financial statements.

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AQUA AMERICA, INC.
EMPLOYEES 401(k) SAVINGS PLAN AND TRUST

Notes to Financial Statements
December 31, 2003 and 2002

(1)	DESCRIPTION OF PLAN

The following description of the Aqua America, Inc. (“Aqua America”) Employees 401 (k) Savings Plan and Trust (the “Plan”), formerly Consumers Water Company Employees’ 401 (k) Savings Plan and Trust, is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

General

The Plan is a defined contribution plan covering substantially all employees hired prior to April 1, 2003 of Aqua Illinois Inc., Aqua Ohio, Inc., Aqua New Jersey, Inc., Aqua Maine, Inc., Aqua North Carolina, Inc., employees of certain divisions of Aqua Pennsylvania, Inc. and some employees of other subsidiaries of Aqua America, Inc. (the “Company”). An employee became eligible to participate on January 1 of the year following the date on which his or her employment commenced. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

An employee may not participate in the Plan if the employee is a member of a union with which the Company has a collective bargaining agreement directly or through an employee association, unless the collective bargaining agreement between the Company and the union involved specifically makes the Plan applicable to employees covered under such collective bargaining agreements, provided that benefits have been a subject of good faith bargaining between the Company and its employees.

Contributions

Participants may elect to contribute from 1% to 25% (1% to 15% prior to July 1, 2002) of their pretax compensation pursuant to a salary deferral election, up to a maximum of $12,000 in 2003 and $11,000 in 2002 as determined by Internal Revenue Code §402(g)(1). Participants may change the rate of their contribution or their investment elections. They may also make transfers or suspend their contributions at any time. Under the Plan, participants may contribute 1% to 10% (1% to 9% prior to July 1, 2002) of their compensation on an after-tax basis to their voluntary accounts. In any Plan year, a participant's aggregate contributions to the Plan (salary deferral amounts plus after-tax voluntary contributions) may not exceed 35% of such participant's compensation for the applicable Plan year.

The Plan provides for the Company to contribute an amount equal to 40% of the pretax employee contribution up to $1,040 for each participant. The Company's contributions consist of common stock in Aqua America.

Participant Accounts

Each participant’s account is credited with the participant’s contribution and allocations of the Company’s contribution and Plan earnings. Allocations are based on participant contributions or account balances, as defined by the Plan document.

Vesting

Each participant will always be 100% vested in all employee and Company contributions.

Payment of Benefits

In the event a participant’s employment is terminated by reason of death, disability or termination of service, a participant’s interest will be distributed in a lump-sum payment. Withdrawals will be made in cash or shares of Aqua America stock, to the extent permitted by law. Under certain circumstances, a participant may withdraw all or a portion of the employee contributions while employed.

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AQUA AMERICA, INC.
EMPLOYEES 401(k) SAVINGS PLAN AND TRUST

Notes to Financial Statements
December 31, 2003 and 2002
(Continued)

Loans Due from Participants

Participants may borrow funds from their account balance equal to the lesser of $50,000 or half of their vested account balance for a period not to exceed five years unless the loan is used to acquire a dwelling unit used as a principal residence, in which case the loan period may not to exceed ten years. Repayment is made by payroll deduction. All new loans are issued at the prime rate of interest. The interest rate on loans outstanding as of December 31, 2003 ranged from 4.0% to 9.5%.

Investment Options

Participants can direct, at the time they enroll in the Plan, that their salary deferral and voluntary contributions be invested entirely in one of the funds offered by the Plan or divided among the funds. The Plan currently offers nine mutual funds and one common/collective trust fund. Subject to compliance with applicable state and federal securities laws, the Plan also permits participants to acquire an interest in Aqua America common stock. Participants may change their investment instructions and reinvest their contributions in a different fund or funds.

Termination of the Plan

Although the Company does not intend to terminate the Plan, it may do so at its discretion, subject to the provisions of ERISA. All interests of the participants would be distributed to them as determined by the Committee (as hereinafter defined) and in accordance with applicable provisions of the Internal Revenue Code.

(2)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared using the accrual basis.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan's management to use estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

Administration

The Plan is administered by a committee (the “Committee”) consisting of three or more individuals selected by, and who may be removed at any time by, the Board of Directors of Aqua America. The Committee members may be employees of Aqua America and may be participants in the Plan. The Committee members receive no compensation from the Plan for their services in such capacity. The Committee has extensive administrative powers in connection with the Plan, including authority to interpret the provisions of the Plan, to adopt rules for its administration and to make other decisions with respect to the Plan.

The trustee for the Plan's funds invests the funds as directed by the participants. The principal duties of the trustees are to receive all contributions paid to the Plan and to make investments and pay benefits as directed by the Committee. The assets of the Plan are held in the name of the trustees.

Substantially all of the administrative expenses of the Plan are paid by the Company.

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AQUA AMERICA, INC.
EMPLOYEES 401(k) SAVINGS PLAN AND TRUST

Notes to Financial Statements
December 31, 2003 and 2002
(Continued)

Investment Valuation

The Plan’s investments are stated at fair value. Mutual funds are valued at quoted market prices which represents the net asset value of shares held by the Plan at year-end. Common/collective trust funds are valued at unit value, which represents the fair value of the underlying assets as reported by the applicable custodian. Aqua America stock is valued at its quoted market price at year-end. Loans to participants, short-term investments and cash are valued at cost, which approximates fair value.

Dividend income is recorded on the ex-dividend date and interest income is recorded when earned. Realized gains and losses on the sale of the Aqua America stock are based on average cost of the securities sold. Purchases and sales are recorded on a trade date basis.

(3)	INVESTMENTS

The fair market values of individual assets that represent 5% or more of the Plan's net assets as of December 31, 2003 and 2002 are as follows:

2003
	Mutual Funds
	American Century Select Fund, 202,033 shares	$7,182,293
	American Century Balanced Fund, 183,466 shares	$2,808,862
	Common/Collective Funds
	American Century Stable Asset Fund, 2,875,007 shares	$2,875,007
	Common Stock
	Aqua America Common Stock, 768,040 shares*	$16,973,688

* Nonparticipant-directed balance 578,379 shares and $12,791,911.

2002
	Mutual Funds
	American Century Select Fund, 192,117 shares	$5,475,339
	American Century Balanced Fund, 177,099 shares	$2,309,370
	Common/Collective Funds
	American Century Stable Asset Fund, 3,069,650 shares	$3,069,650
	Common Stock
	Aqua America Common Stock, 791,334 shares**	$13,041,184

** Nonparticipant-directed balance 582,103 shares and $9,654,425.

On August 5, 2003, Aqua America's Board of Directors declared a 5-for-4 common stock split to be effective in the form of a 25% stock distribution for shareholders of record on November 14, 2003. The new shares were distributed on December 1, 2003. Aqua America shares for 2002 have been restated for the effect of the 2003 5-for-4 common stock split.

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AQUA AMERICA, INC.
EMPLOYEES 401(k) SAVINGS PLAN AND TRUST

Notes to Financial Statements
December 31, 2003 and 2002
(Continued)

The Plan’s investments (including gains and losses on investments brought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

	2003	2002

Common Stock	$4,334,240	$(1,175,078)
Mutual Funds	2,756,846	(2,529,736)

Total	$7,091,086	$(3,704,814)

(4)	NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments is as follows:

	2003	2002
Net Assets:

Aqua America Common Stock	$12,791,911	$9,654,425

Total	$12,791,911	$9,654,425

	2003	2002
Changes in Net Assets:

Contributions	306,194	315,695
Interest & Dividends	265,239	246,917
Net Appreciation (Depreciation)	3,261,058	(874,676)
Benefits paid to participants	(695,005)	(320,708)

Total	$3,137,486	$(632,772)

(5)	RELATED-PARTY TRANSACTIONS

Certain Plan investments are shares of mutual funds managed by J.P. Morgan/American Century Retirement Plan Services. J.P. Morgan/American Century Retirement Plan Services is the trustee as defined by the Plan and, therefore, these transactions qualify as party-in interest transactions. J.P. Morgan/American Century Retirement Plan Services was purchased on May 31, 2003 by J.P. Morgan Chase Bank and the name was changed to JPMorgan Retirement Plan Services.

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AQUA AMERICA, INC.
EMPLOYEES 401(k) SAVINGS PLAN AND TRUST

Notes to Financial Statements
December 31, 2003 and 2002
(Continued)

(6)	TAX STATUS

The Internal Revenue Service issued its latest determination letter dated December 16, 2002, which stated that the Plan and related trust, as amended, qualified under applicable provisions of the Internal Revenue Code (IRC) and, therefore are exempt from federal income taxes. The Plan has been amended since receiving the determination letter. The Plan administrator and the Plan's counsel believe that the Plan is designed and is currently being operated in compliance with applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

(7)	SUBSEQUENT EVENT

On January 16, 2004 Philadelphia Suburban Corporation, plan sponsor, changed its corporate name to Aqua America, Inc. and a number of operating subsidiaries changed their corporate name.

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SCHEDULE 1

AQUA AMERICA, INC.
EMPLOYEES 401(k) SAVINGS PLAN AND TRUST

Schedule H, Line 4i;
EIN Number 01-0049450
Plan Number 003
Schedule of Assets (Held at End of Year)
December 31, 2003

(a)	(b)	(c)		(d)	(e)
	Identity of Issuer	Description of Investment		Cost	Current Value

*	American Century International Growth Fund	Registered Investment Company		N/A	$232,378
*	American Century Select Fund	Registered Investment Company		N/A	$7,182,293
*	American Century Balanced Fund	Registered Investment Company		N/A	$2,808,862
*	American Century Vista Fund	Registered Investment Company		N/A	$1,064,083
*	American Century Value Fund	Registered Investment Company		N/A	$1,481,671
*	American Century Strategic Allocation: Moderate	Registered Investment Company		N/A	$95,912
*	JP Morgan U.S. Small Company	Registered Investment Company		N/A	$433,124
*	American Century Diversified Bond Fund	Registered Investment Company		N/A	$297,408
*	American Century Equity Index Fund	Registered Investment Company		N/A	$1,174,312
*	American Century Stable Asset Fund	Common/Collective Fund		N/A	$2,875,007
*	Aqua America, Inc.	Common Stock, 768,040 shares		$7,252,634	$16,973,688
*	Participant Loans	Loans due from participants (interest rate 4.0% to 9.5% & maturity dates January 12, 2004 to December 27, 2008)	$	- 0 -	$999,071

Total Assets (Held at End of Year)					$35,617,809

* Represents a party-in-interest to the Plan.
N/A – Not applicable since investment option is participant directed.

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SCHEDULE 2

AQUA AMERICA, INC.
EMPLOYEES 401(k) SAVINGS PLAN AND TRUST

Schedule H, Line 4j;
EIN Number 01-0049450
Plan Number 003
Schedule of Reportable Transactions
Year Ended December 31, 2003

(a)	(b)	(c)	(d)	(g)	(h)	(i)
Identity of Issuer	Description of Investment	Purchase Price	Selling Price	Cost	Current Value of Asset on Transaction Date	Net Gain

Aqua America, Inc.	Common Stock*	$1,039,242	$—	$1,039,242	$1,039,242	$—
		$—	$1,067,080	$544,902	$1,067,080	$522,178

*Represents a party-in-interest to the Plan